EXHIBIT 21.1
                  SUBSIDIARIES OF PRIME MEDICAL SERVICES, INC.
                              AS OF MARCH 20, 1998

    EXHIBIT 21.1
    Name of Subsidiary                           State of Incorporation
    -------------------                          --------------------
    Prime Medical Operating, Inc.                Delaware

    Prime Management, Inc.                       Nevada

    Prime Cardiac Rehabilitation Services, Inc.  Delaware

    Prime Diagnostic Services, Inc.              Delaware

    Prime Lithotripsy Services, Inc.             New York

    Prime Kidney Stone Treatment, Inc.           New Jersey

    Prime Diagnostic Corp. of Florida            Delaware

    Prime Lithotripter Operations, Inc.          New York

    Prime Practice Management, Inc.              New York

    Texas Litho, Inc.                            Delaware

    R.R. Litho, Inc.                             Delaware

    Ohio Litho, Inc.                             Delaware

    Alabama Renal Stone Institute, Inc.          Alabama

    Sun Medical Technologies, Inc.               California

    Sun Acquisition, Inc.                        California

    Lithotripters, Inc.                          North Carolina

    FastStart, Inc.                              North Carolina

    National Lithotripters Association, Inc.     North Carolina

    Prostatherapies, Inc                         Delaware

    MedTech Investments, Inc.                    North Carolina

    Executive Medical Enterprises, Inc.          Delaware